EXHIBIT 1

                                    AGREEMENT

            The undersigned agree that the Statement on Schedule 13D dated May 26, 1998 relating to the Warrants and Convertible Debenture convertible into shares of Common Stock, $0.01 par value per share, of BLC Financial Services, Inc., as amended by this Amendment No.10 to which this Agreement is attached as Exhibit A, shall be deemed filed on behalf of each of the undersigned


                                                /s/ Carol Tannenhauser
                                                -------------------------------
                                                Carol Tannenhauser



                                                /s/ Robert F. Tannenhauser
                                                -------------------------------
                                                Robert F. Tannenhauser









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